FOXTAIL HOLLOW, LLC
a Minnesota limited liability company

SUBSCRIPTION AND CONTRIBUTION AGREEMENT

Pursuant to the terms of this Subscription and Contribution Agreement (this Subscription Agreement), dated effective as of January [23], 2024, the person identified on the siganture page of this Subscription Agreement (the Member) hereby subscribes to become a member and agrees to make a contribution in exchange for a membership interest in Foxtail Hollow, LLC, a Minnesota limited liability company (the
Company), for the amount specified on the siganture page of this Agreement (the Contribution Amount).
1. Capitalized Terms. Capitalized terms used but not defined in this Subscription Agreement have the meanings ascribed to them in the Companys Operating Agreeemnt dated January [23], 2024, including the appendices, schedules, and exhibits attached thereto (the Operating Agreement).
2. Acceptance of Subscription and Issuance of the Interest. The Company will be deemed to have accepted the Members subscription and contribution only if and when this Subscription Agreement is signed by a duly authorized officer of the Company and delivered to the Member.
3. Payment for the Interest. At or immediately prior to the date of this Subscription Agreement, the Member must deliver to the Company (a) payment of the Contribution Amount in cash, by wire transfer of immediately available funds, or by other means approved by the Company; and (b) a duly executed signature page to the Operating Agreement. Upon receipt of such deliverables, the Company will update its books and records to reflect the issuance of the Interest to the Member.
4. Certain Representations and Warranties of the Member. The Member represents and warrants to the Company and its members, and acknowledges and agrees, as follows:

(a) The Member has received and has carefully read the Operating Agreeemnt and acknowledges that the Member has been advised to consult the Members own attorney, accountant, or investment adviser with respect to the investment contemplated by this Subscription Agreement and its suitability for the Member.
(b) The Member has been given access to full and complete information regarding the Company and has utilized such access to the Members satisfaction for the purpose of obtaining information; and has either met with or been given reasonable opportunity to meet with representatives of the Company for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of the offering and for obtaining any additional information necessary to verify the accuracy of information provided to the Member; and the Member does not desire further information.
(c) The Member realizes that investing in the Company is a speculative investment involving a high degree of risk.

(d) The Member has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company.

(e) The Member can bear the economic risk of an investment in the Company for an indefinite period, can afford to sustain a complete loss of such investment, and has no need for liquidity in connection with an investment in the Company.

(f) The offering of a membership interest in the Company (an Interest) has not been registered under the Securities Act of 1933, as amended (the Securities Act) or any state securities laws (the State Laws) and is being made and any issuance of the Interest will be in reliance on exemptions provided in the Securities Act and State Laws for transactions not involving any public offering and, therefore, the Interest cannot be resold or transferred unless the such transfer is subsequently registered under the Securities Act and such applicable State Laws or unless an exemption from such registration is available. The Company does not have any obligation or intention to undertake such a registration on behalf of the Member. The resale or other transfer of all or any portion of the Interest that may be issued to the Member is further restricted by the provisions of the Operating Agreement, a copy of which the Member acknowledges as having been provided with this Subscription Agreement.
(g) The Members investment in the Company will be acquired only for investment purposes, and not with a view to the resale or distribution of any part thereof. The Member has no present intention of selling, granting participation in, or otherwise distributing all or any portion of the Interest that may be issued to the Member.
(h) The Members financial condition is such that it is not likely that it will be necessary for the Member to dispose of the Members ivnestment in the Company in the near term and that the Member may continue to hold the Interest for an indefinite period. Due to the substantial restrictions on the transferability of the Interest, the Member understands that it may not be possible for the Member to liquidate the Members investment in the Company, even in the case of an emergency.
(i) The Member has completed and delivered with this Subscription Agreement, or will complete and deliver to the Company, an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or Form W-8 (Certificate of Foreign Status), as applicable.
(j) If the Member is a corporation, trust, partnership, limited liability company, governmental agency, or other entity: (i) the Member has the requisite power and authority to execute and deliver this Subscription Agreement and become bound by the Operating Agreement; (ii) the person signing this Subscription Agreement on behalf of the Member has been duly authorized to execute this Subscription Agreement; and (iii) such execution and delivery do not, and the performance by the Member of the Members obligaitons contemplated by this Subscription Agreement and the Operating Agreement will not, violate, conflict with, or cause the Member to be in default under, the terms of the Members charter, by-laws, memorandum, operating agreement, limited liability company agreement, or similar governing document or any other agreement, instrument, lien, or judgment, or any domestic or foreign law, regulation, permit, or registration to which the Member is a party or by which the Member or the Members assets are bound.
This Subscription Agreement has been duly executed by the Member and constitutes, and the Operating Agreement, when and if this Subscription Agreement is accepted by the Company, will constitute, a valid and legally binding agreeemnt of the Member. If the Member is a limited liability company, partnership, grantor trust, S corporation, or other flow-through entity for federal income tax purposes, the Member has not been formed or utilized for the purpose of permitting the Company to satisfy the limitation set forth in Section 1.7704(h)(1)(ii) of the Income Tax Regulations promulgated under the Internal Revenue Code of 1986, as amended (the Code).
(k) The Member is not (i) an employee benefit plan subject to Part 4 of Subtitle B of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (ERISA); (ii) a plan described in Code Section 4975(e)(1); (iii) an entity whose underlying assets are considered plan assets of an employee benefit plan that is subject to Part 4 of Subtitle B of Title I or ERISA and that invested in such entity; or (iv) an entity whose underlying assets are considered plan assets of a plan that is described in Code section 4975(e)(1) and that invested in such entity.

(l) The Member is not (i) a member of the Financial Industry Regulatory Authority (FINRA, which was formerly known as the National Association of Securities Dealers); (ii) a person affiliated with a FINRA member; (iii) a person associated with a FINRA member; or (iv) a person directly or indirectly engaged in the securities business as a broker, dealer, or underwriter, whether as an employee, director, partner, registered representative or otherwise.
(m) The Member is not an investment company (as defined in the Investment Company Act) and is not relying on an exception therefrom under section 3(c)(1) or 3(c)(7) of the Investment Company Act.
(n) The Member is not a state or political subdivision of a state, including: (i) any agency, authority, or instrumentality of the state or political subdivision; (ii) a pool of assets sponsored or established by the state or political subdivision or any agency, authority, or instrumentality thereof, including a defined benefit plan as defined in Code section 414(j), a state general fund, a pension fund or retirement system for a governmental entity, or a partnership of which one or more partners is a pension fund or retirement system for a government entity; (iii) a plan or program of a government entity; and (iv) officers, agents, or employees of the state or political subdivision or agency, authority, or instrumentality thereof, acting in their official capacity.
(o) The Member is not (i) a bank holding company subject to the Bank Holding Company Act of 1956, as amended; or (ii) a non-bank subsidiary of such bank holding company.
(p) The Member is not a private foundation as described in Code section 509.

(q) The Member is neither (i) exempt from the payment of the U.S federal income tax under Code section 501; nor (ii) a partnership (or entity treated as such for tax purposes), one or more of the partners or equity owners of which is exempt from the payment of U.S. federal income tax under Code section 501.
(r) The Member is not a person that is directly or indirectly subject to either the Freedom of Information Act (5 U.S.C. Section 552(a)) or any similar federal, state, county, or municipal public disclosure law, whether foreign or domestic.
5. Residence. The Member represents and warrants that the Member is a U.S. person (as such term is defined in Regulation S) and a bona fide resident of (or if an entity is organized or incorporated under the laws of and is domiciled in) the state set forth on the signature page to this Subscription Agreement and is not merely a transient or temporary resident there.
6. Accredited Status. The Member represents, warrants, and certifies as follows (CHECK IF APPLICABLE):

INDIVIDUALS

  (a)  The Member is an accredited investor because the Member has individual income (exclusive of any income attributbale t othe Members spouse or spousal equivalent) of more than
$200,000 in each of the most recent two years, or joint income with the Members spouse or spousal equivalent of more than $300,000 in each of such years, and the Member reasonable expects to have income in excess of such amounts for the current year.
  (b)  The Member is an accredited investor because the Member has an individual net worth, or the Members spouse or spousal equivalent and the Member have a combined individual net worth, in excess of $1,000,000 (based on fair market value, but excludes the value of the Members prinipcal residence).

  (c)  The Member is an accredited investor becasue the Member holds in good standing a professional certification or designation, or has in good standing credentials from an educational institution that the Securities and Exchange Commission (the Commission) has designated as qualifying an individual for accredited investor status.
ENTITIES

  (e)   The Member is an entity all of whose equity owners meet one of the tests set forth in clause (a) or (b) above. If the Member is making this representation, warranty, and certification, the Member must provide additional information about each of its equity owners. Please contact the Company for further information.
  (f) The Member is an entity, and has a total of  owners.

  (g)  The Member is an entity, and is an Accredited Investor as defined in Rule 501(a) of Regulation D promulgated by the Commission. This is based on the following (CHECK ONE OR MORE, AS APPLICABLE):
_   (i) The Member is an entity in which all of the equity owners are accredited investors.
  (ii)   The Member has total assets in excess of $5,000,000, was not formed for the specific purpose of purchasing the Interest and is one or more of the following (CHECK ONE OR MORE, AS APPLICABLE):
(1) an organization described in Code section 501(c)(3);

(2) a corporation;

(3) a limited liability company;

(4) a Massachusetts or similar business trust;

(5) an investment advisor registered with the Commission or the state where domiciled;
(6) an exempt reporting adviser;

(7) a rural business investment company; or

(8) a partnership.

  (iii)  The Member is a trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of purchasing the Interest and which purchase is directed by a person who has such knowledge and experience in financial and business matters that the person is capable of evaluating the merits and risks of the investment in the Interest as described in Rule 506(b)(2)(ii) of Regulation D promulgated by the Commission.
  (iv)  The Member is a grantor trust, and each grantor of the trust (1) has the power to revoke the trust and regain title to the trust assets and (2) is an accredited investor as described in one or more of the categories set forth in items (a) through (b) above. If the Member is described by this item (iv), the Member should describe the circumstances under which the trust is revocable by the grantor.

Circumstances under which the trust is revocable:

7. Form of Legal Entity / Ownership (CHECK AS APPLICABLE):

 Individual
 Joint Tenants with Right of Survivorship*
 Partnership
 Tenants in Common*
 Corporation
 Limited Liability Company
 Trust (other than grantor trust)
 Grantor Trust
 Tax Exempt Organization
 Other  (describe)
*Multiple signatures required.

8. Adoption of the Operating Agreement. Acceptance of this Subscription Agreement will result in the admission of the Member as a member of the Company. Subject to such admission, the Member agrees that the Member will be a party to and bound by the terms of the Operating Agreement.
9. Noncontribution. The Member acknowledges and agrees that the Company will be entitled to enforce the obligations of the Member to pay the Contribution Amount upon acceptance of this Subscription Agreement, and the Company will have all remedies available at law or in equity in the event any such contribution is not so made. If any legal proceedings relating to the failure of the Member to make such a contribution are commenced, the Member must pay all costs and expenses incurred by the Company, including attorneys fees, in connection with such proceedings. In addition to the foregoing, the Company and the other Members may have the other rights and remedies set forth in the Operating Agreement.
10. Irrevocability; Binding Effect. The Member acknowledges and agrees that, once accepted by the Company, the subscription under this Subscription Agreement is irrevocable, that the Member is not entitled to cancel, terminate, or revoke this Subscription Agreement or any agreement of the Member under this Subscription Agreement, and that this Subscription Agreement and such other agreements will survive the death, disability, or dissolution of the Member, as applicable, and will be binding upon and inure to the benefit of the Company and the Member and their directors, managers, officers, stockholders, members, affiliates, heirs, executors, administrators, successors, legal representatives, and assigns. If the Member is more than one person, the obligations of the Member under this Subscription Agreement will be joint and several and the agreements, representations, warranties, certifications, and acknowledgements contained in this Subscription Agreement will be deemed to be made by and be binding upon each such person and such persons heirs, executors, administrators, successors, legal representatives, and assigns.

11. Indemnification. The Member agrees to indemnify and hold harmless the Company, and each current and future member, manager, officer, employee, agent, service provider, and affiliate of the Company, against and from any damage, loss, liability, claim, or expense, including reasonable attorneys fees, resulting from or arising out of the inaccuracy or breach, or alleged inaccuracy or breach, of any of the representations, warranties, certifications, covenants, or statements of the Member contained in this Subscription Agreement, including any violation or alleged violation of the registration requirements of the Securities Act or other applicable State Laws, or any other applicable laws, foreign or domestic, in connection with any subsequent sale of all or any portion of the Interest by the Member.
12. Further Assurances. The Member must cooperate with the Company to provide in a timely manner any other information, form, disclosure, certification, or documentation that the Company may reasonably request relating to the Members investment in the Company or otherwise as the Company determines to be reasonably necessary for the conduct of the Companys affairs. If the Member fails to provide any such information regarding U.S. tax matters, the Company and its members, managers, officers, employees, agents, service providers, and their affiliates will have no obligation or liability to the Member with respect to any U.S. tax matters or obligations that may be assessed against the Member or the Members beneficial owners, if any.
13. Subscription and Contribution. The Member now contributes Three Million Seven Hundred Fifty Thousand and No/100 U.S. Dollars ($3,750,000.00) in exchange for 25.9246% of the membership interests in, to, and of the Company.
14. Miscellaneous.

(a) Modifications. Neither this Subscription Agreement nor any provision of this Subscription Agreement may be waived, modified, discharged, or terminated except by an instrument in writing signed by the Member and the Company.
(b) Survival. The representations, warranties, statements, covenants, and agreements of the Member made in this Subscription Agreement will remain operative and in full force and effect and will survive the receipt of funds by the Company.

(c) Counterparts. This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts will, for all purposes, constitute one and the same agreement, binding on all parties.

(d) Entire Agreement. This Subscription Agreement contains the entire agreement of the parties with respect to the subject matter of this Subscription Agreement, and there are no representations, covenants, or other agreements except as stated or referred to in this Subscription Agreement.
(e) Severability. The invalidity, illegality, or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality, or enforceability of the remaining provisions of this Subscription Agreement, which shall continue to be valid and enforceable. If any provision of this Subscription Agreement is held to be invalid, illegal, or unenforceable as written, but valid, legal, and enforceable if modified, then such provision will be deemed to be amended to such extent as will be necessary for such provision to be valid, legal, and enforceable and it will be enforced to that extent.
(f) Governing Law. This Subscription Agreement will be construed and interpreted in accordance with Minnesota law, without giving effect to internal principles of the conflict of laws. The venue for actions or proceedings litigated in connection with this Subscription Agreement, if any, will be exclusively in the state and federal courts located in the State of Minnesota.

(g) Interpretation. In this Subscription Agreement: (a) the headings are only for convenience of reference and will not affect the meaning or interpretation of this Subscription Agreement;
(b) the words herein, hereunder, hereby, and similar words refer to this Subscription Agreement as a whole (and not to the particular sentence, paragraph, or Section where they appear); (c) terms used in the plural include the singular, and vice versa, unless the context clearly requires otherwise; (d) unless expressly stated to the contrary in this Subscription Agreement, reference to any law means such law as amended, modified, codified, replaced, or reenacted, in whole or in part, and as in effect from time to time, including any rule or regulation promulgated thereunder; (e) the words including, include, and variations thereof are deemed to be followed by the words without limitation and without limiting the generality of the foregoing; (f) or is used in the sense of and/or, any is used in the sense of any or all, and with respect to any item includes the concept of such item or under such item or any similar relationship regarding such item; (g) unless expressly stated to the contrary in this Subscription Agreement, reference to a document, including this Subscription Agreement, will be deemed to also refer to each annex, addendum, exhibit, schedule, or other attachment thereto; and (h) unless expressly stated to the contrary in this Subscription Agreement, reference to a Section is to a section of this Subscription Agreement.
(h) Execution. Any person may rely upon a photocopy, facsimile, or electronically transmitted siganture to this Subscription Agreement. A photocopy of this Subscription Agreement, as signed, will be sufficient for the Companys records. An electronic sound, symbol, or process attached to or logically associated with this Subscription Agreement and executed or adopted with the intent to sign will, for all purposes, be as valid as an original signature and may be relied upon by any person.
15. Statement of Understanding. The Member understands the meaning and legal consequences of this Subscription Agreement and the representations, warranties, and statements contained in this Subscription Agreement and that the Company is relying on such representations and warranties in making its determination to admit the Member to the Company.
[Signature Page Follows]

[N \VffNESS VvH!E;mi:nF, the unr.kn,igncd, acting on bd1alf of the Member, in the unciernigned's capacity as nn authorized representJlive of the Member, has executed this Subscription Agreement imrncdiatcly set fr,r1:h below.

THE.MF.:MBKIR:

AUOR CAPITAL FUND V LLC, CAPITAL FUND V LLC,
a Minnesota limited liability company

Email:
FIN:

Bioomingwn, MN 5:5425
car1@kaediug-group.com
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ACCKl?'TANC'.E OF SUBSCRIPTIOt\f AND C01'1TiiUHVTION AGREEMENT

The foregoing Subscription and Contribution Agreement is accepted as of the date set forth above.

THE COMPANY:

FOXTAIL HOLLOW, LLC
a Minnesota limited liability company

N:tne: J. Mich:tel Waldo Title: President

IN WITNESS WHEREOF, the undersigned, acting on behalf of the Member, in the undersigned's capacity as an authorized representative of the Member, has executed this Subscription Agreement immediately set forth below.

THE MEMBER:

AUOR CAPITAL FUND V LLC,
a Minnesota Umited liability company

By:  _ Name: Carl Kaeding
Title: Principal

Address:

Email:

7900 International Drive, Suite 910
Bloomington, MN 55425 carJ@kaeding-group.com

EIN:

ACCEPTANCE OF SUBSCRIPTION AND CONTRIBUTION AGREEMENT

The foregoing Subscription and Contribution Agreement is accepted as of the date set forth above.

THE COMPANY: FOXTAIL HOLLOW, LLC,
a Minnesota limited liability company